SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 12, 2000


                   MONONGAHELA POWER COMPANY
     (Exact name of registrant as specified in its charter)

Ohio                     1-5164                   13-5229392
(State or other          (Commission File       (IRS Employer
 jurisdiction of         Number)                 Identification
 incorporation)                                  Number)


                      1310 Fairmont Avenue
                       Fairmont, WV 26554

            (Address of principal executive offices)


Registrant's telephone number, including area code:  (304)  366-3000

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Item 1-4.      Not Applicable

Item 5.        Other Events

               On September 12, 2000, Monongahela Power Company adjourned its special meeting of preferred shareholders to 10:00 a.m. October 12, 2000 in order to further solicit votes on the proposal being considered. Preferred shareholders are being asked to consider an amendment to the Company's Articles of Incorporation which would remove from the Articles a provision that limits the Company's ability to issue or assume unsecured debt. Attached as Exhibit 99.1 is a copy of the press release issued by Monongahela Power Company regarding the adjournment.

Item 6.        Not Applicable

Item 7.        Financial Statements and Exhibits

Item 7(a)-(b). Not Applicable

Item 7(c).     Exhibits

               Ex. 99.1 Press release dated September 12, 2000, issued by Monongahela Power Company

Item 8.        Not Applicable



                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Monongahela Power Company




Dated:  September 12, 2000      By:          /S/ THOMAS K. HENDERSON
                                Name:        Thomas K. Henderson
                                Title:       Vice President

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                         EXHIBIT INDEX


Exhibits                     Description

Ex. 99.1 Press release dated September 12, 2000, issued by Monongahela Power Company

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